EXHIBIT 99.1

Amyris Continues Strong Momentum and Execution with 77% Revenue Growth and Exceeds Gross Margin Target

  Q1 2018 GAAP revenue of $23.0 million, compared with GAAP revenue of $13.0 million for Q1 2017, representing 77% growth over first quarter of 2017.
  Q1 2018 Non-GAAP gross margin of $19.0 million, or 83%, compared to negative $574,000, or negative 4%, for Q1 2017. Over $11 million of product related royalty payments for Q1 2018.
  Q1 2018 GAAP net loss attributable to common shareholders of $91.9 million, or $1.79 per basic and diluted share, compared with a net loss of $37.4 million, or $1.93 per basic and diluted share for Q1 2017. Of the Q1 2018 net loss attributable to common shareholders, $63.9 million, or $1.25 per share, was due to the impact of a non-cash loss from changes in the fair value of derivatives connected to outstanding debt and warrants.
  Q1 2018 Non-GAAP net loss of $26.3 million, or $0.52 per basic and diluted share, compared with $38.2 million, or $1.97 per basic and diluted share for Q1 2017.

EMERYVILLE, Calif., May 14, 2018 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), the industrial bioscience company, today announced preliminary unaudited financial results for the first quarter ended March 31, 2018.

“We continue to execute well on our business plan and to lead the industry in growing our top line revenue while significantly expanding our gross margin,” said John Melo, Amyris President & CEO. “We are on track for another record year and continue to perform extremely well in both our consumer and our ingredient businesses. Biossance, our Clean Beauty brand, grew at over 400% in the first quarter and we expect to continue performing well as one of the fastest growing skin care brands in the U.S., also available now in Brazil and Canada.”

Key Highlights

Other key recent operating and development highlights included:

  Significant reduction in cost of products sold ($5.3 million for Q1 2018, compared with $12.8 million for same quarter a year ago) due to sale of Brotas 1 plant and ceasing production of farnesene for lower margin product applications.

  Our product related royalty revenue (previously referred to as value share) delivered $11.4 million of 100% gross margin related revenue.

  Successful launch of Biossance™ into SEPHORA’s Brasil market quickly becoming one of the top three skin care brands in Sephora Brasil.

  Completed successful collaboration with Firmenich to develop and commercialize a disruptive bio-based fragrance ingredient.

  Shipped new sweetener product to collaboration partner for distribution to its customers for sampling and formulation testing. Amyris expects to begin ramping commercial scale production of the sweetener in the August/September 2018 timeframe.

  Successfully increased Chevron’s role as key strategic partner and shareholder of Novvi, our renewable lubricants joint venture company with leading technology for automotive base oils.

Financial Performance (preliminary unaudited)

First Quarter 2018

  GAAP revenue for the first quarter of 2018 was $23.0 million, compared with $13.0 million for the first quarter of 2017. Licenses and royalties revenues contributed $11.4 million and were up from $255,000 for the first quarter of 2017. Product sales were $5.2 million for first-quarter 2018 compared with $8.0 million for the first quarter of 2017. The decline was attributable to the assignment of certain farnesene supply agreements to DSM and discontinuing low margin product sales, partially offset by continued strong Biossance growth and demand for the company’s Aprinnova joint venture’s skin care ingredients products. Grants and collaborations revenue was $6.4 million for the first quarter of 2018 compared with $4.7 million for the year-ago period.

  Sales, general and administrative expenses were $18.8 million for first-quarter 2018 compared with $12.8 million for the first quarter of 2017, primarily reflecting faster than expected ramp-up and increased headcount, costs associated with a new employee bonus plan of approximately $2.0 million, professional services costs, and costs related to the Amyris Brasil Ltda. transaction. Research and development expenses of $18.8 million for the quarter were up from $14.8 million for first-quarter 2017 due to increased headcount, lab supplies and DARPA/DOE project reimbursable consulting fees. In addition, included in research and development expenses for Q1 2018 were initial development costs for some of the company’s newer products.

  GAAP net loss attributable to Amyris common stockholders for the first quarter of 2018 was $91.9 million, or $1.79 per basic and diluted share, compared with a GAAP net loss attributable to Amyris common stockholders for first-quarter 2017 of $37.4 million, or $1.93 per basic and diluted share. The net loss calculation included a non-cash loss from changes in the fair value of derivatives of $63.9 million connected to outstanding debt and warrants.

  Non-GAAP net loss for the first quarter of 2018 was $26.3 million, or $0.52 per basic and diluted share. This excluded loss from change in fair value of derivative instruments, stock-based compensation expense and cumulative dividends on preferred stock. This compared with a non-GAAP net loss of $38.2 million, or $1.97 per basic and diluted share for the first quarter of 2017.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following:

Non-GAAP net income/loss calculated as GAAP net income/loss excluding stock-based compensation expense, gain on divestitures, gains and losses from changes in the fair value of derivatives, debt extinguishment costs, depreciation, as well as tangible asset impairments.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net income/net loss, to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.

QUARTERLY CONFERENCE CALL TODAY

Amyris will discuss these results and provide a business update in a conference call scheduled for 4:30 p.m. ET (1:30 p.m. PT) today. Investors may access the call by dialing (866) 516-3867, participant passcode: 4094206.

A live audio webcast of this conference call and accompanying presentation is also available by visiting the investor relations section of the company's website at http://investors.amyris.com. A replay of the webcast will be available at the investor relations section of the company's website approximately two hours after the conclusion of the call.

About Amyris
Amyris is the integrated renewable products company that is enabling the world’s leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise™ products and services across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as anticipated 2018 business performance, expected performance and growth of the Biossance skin care brand, and anticipated timing for commercial scale production of a new sweetener product, that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, No Compromise, and Biossance are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Contact:

Peter DeNardo
Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com
pr@amyris.com

-Financial Tables Attached-

Amyris, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$24,084	$57,059
Restricted cash	2,454	2,994
Accounts receivable, net	25,730	24,281
Unbilled receivable	11,232	9,340
Inventories	4,998	5,408
Prepaid expenses and other current assets	7,340	5,525
Total current assets	75,838	104,607
Property, plant and equipment, net	12,880	13,892
Unbilled receivable, noncurrent	5,955	7,940
Restricted cash, noncurrent	959	959
Recoverable taxes from Brazilian government entities	1,226	1,445
Other assets	21,302	22,640
Total assets	$118,160	$151,483

Liabilities, mezzanine equity and stockholders' deficit
Current liabilities:
Accounts payable	16,054	15,921
Accrued and other current liabilities	26,622	29,402
Deferred revenue	6,466	4,880
Debt, current portion	34,252	36,924
Related party debt, current portion	27,171	20,019
Total current liabilities	110,565	107,146
Long-term debt, net of current portion	62,489	61,893
Related party debt, net of current portion	39,147	46,541
Derivative liabilities	183,189	119,978
Other noncurrent liabilities	8,981	10,632
Total liabilities	404,371	346,190

Mezzanine equity:
Contingently redeemable common stock	5,000	5,000

Amyris, Inc. stockholders’ deficit	(292,148)	(200,644)
Noncontrolling interest	937	937
Total stockholders' deficit	(291,211)	(199,707)
Total liabilities, mezzanine equity and stockholders' deficit	$118,160	$151,483

Unaudited Financial Statements

Amyris, Inc.
Condensed Consolidated Statements of Operations
	Three Months Ended March 31,
(In thousands, except per share data)	2018	2017
Revenue
Renewable products (includes related party revenue of $151 and $0, respectively)	$5,195	$8,037
Licenses and royalties (includes related party revenue of $11,400 and $0, respectively) (1)	11,437	255
Grants and collaborations (includes related party revenue of $1,390 and $0, respectively)	6,366	4,688
Total revenue (includes related party revenue of $12,941 and $0, respectively)	22,998	12,980
Cost and operating expenses
Cost of products sold	5,315	12,768
Research and development (2)	18,813	14,778
Sales, general and administrative (2)	18,757	12,778
Total cost and operating expenses	42,885	40,324
Income (loss) from operations	(19,887)	(27,344)
Other income (expense):
Interest expense	(8,205)	(12,184)
Gain (loss) from change in fair value of derivative instruments (3)	(63,913)	2,339
Gain (loss) upon extinguishment of debt	-	96
Other income (expense), net	509	(319)
Total other expense	(71,609)	(10,068)
Loss before income taxes	(91,496)	(37,412)
Provision for income taxes	-	41
Net loss attributable to Amyris, Inc.	(91,496)	(37,371)
Less cumulative dividends on Series B preferred stock	(395)	-
Net loss attributable to Amyris, Inc. common stockholders	$(91,891)	$(37,371)

Net loss per share attributable to common stockholders, basic and diluted (4)	$(1.79)	$(1.93)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	51,200,922	19,335,948

(1) Value share revenue has been reclassified to licenses and royalties revenue from renewable products revenue to better reflect the company’s current business model and to provide more transparency as that portion of overall revenue grows. Prior-year amounts have been reclassified to conform to this presentation.

(2) Includes stock-based compensation expense as follows:	2018	2017
Research and development	$363	$484
Sales, general and administrative	915	1,162
	$1,278	$1,646

(3) Upon remeasuring the fair value of its derivative liabilities, the Company recorded a non-cash loss for the three months ended March 31, 2018, and a non-cash gain for the three months ended March 31, 2017. Changes in the fair value of derivative liabilities are primarily the result of changes in Amyris's stock price during each of the periods presented. The gains and losses for all periods presented include the change in fair value of derivatives in connection with certain features of outstanding convertible notes, related to change in control protection and price-based anti-dilution adjustment provisions.

(4) The Company is reviewing its calculations of net loss per share for the three months ended March 31, 2018, which will be finalized in the 10-Q to be filed subsequent to this release.

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
	Three Months Ended March 31,
(In thousands, except per share data)	2018	2017
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$(91,891)	$(37,371)
Non-GAAP adjustments:
Stock-based compensation expense	1,278	1,646
(Gain) loss from change in fair value of derivative instruments (2)	63,913	(2,339)
Loss upon extinguishment of debt	-	(96)
Cumulative dividends on Series B preferred stock	395	-
Net income (loss) attributable to Amyris, Inc. common stockholders (non-GAAP)	$(26,305)	$(38,160)

Weighted-average shares outstanding
Basic shares oustanding (GAAP)	51,200,922	19,335,948
Impact of derivative instruments	(929,722)	-
Basic shares outstanding (non-GAAP)	50,271,200	19,335,948

Net loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP) (3)	$(1.79)	$(1.93)
Non-GAAP adjustments:
Stock-based compensation expense	0.02	0.09
(Gain) loss from change in fair value of derivative instruments (2)	1.25	(0.12)
(Gain) loss upon extinguishment of debt	-	-
Cumulative dividends on Series B preferred stock	0.01	-
Effect of non-GAAP shares on basic earnings (loss) per share	(0.01)	(0.01)
Net income (loss) per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)	$(0.52)	$(1.97)
	-	-
Unaudited Financial Statements

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
	Three Months Ended March 31,
(In thousands)	2018	2017
Revenue (GAAP and non-GAAP)
Renewable products	$5,195	$8,037
Licenses and royalties	11,437	255
Grants and collaborations	6,366	4,688
Total revenue (GAAP and non-GAAP)	$22,998	$12,980

Cost of products sold (GAAP)	$5,315	$12,768
Other costs/provisions	(719)	2,637
Excess capacity	(505)	(920)
Depreciation and amortization	(92)	(931)
Cost of products sold (non-GAAP)	$3,999	$13,554

Adjusted gross profit (non-GAAP)(1)	$18,999	$(574)
Gross margin (%)	82.6%	-4.4%

Research and development expense (GAAP)	$18,813	$14,778
Stock-based compensation expense	(363)	(484)
Depreciation and amortization	(1,275)	(1,601)
Research and development expense (non-GAAP)	$17,175	$12,693

Sales, general and administrative expense (GAAP)	$18,757	$12,778
Stock-based compensation expense	(915)	(1,162)
Depreciation and amortization	(194)	(208)
Sales, general and administrative expense (non-GAAP)	$17,648	$11,408

(1) Non-GAAP Adjusted Gross Profit is calculated based on non-GAAP adjustments to cost of products sold, and does not include costs related to collaborations.

Unaudited Financial Information